Exhibit 10.4

SETTLEMENT AND GENERAL RELEASE OF CLAIMS

This Settlement and General Release of Claims (hereinafter “Agreement”) is entered into by and between Mark Watkins (hereinafter “Watkins”) on the one hand and Purple Innovation, Inc. and its subsidiaries, predecessors, and affiliates (hereinafter the “Company”) on the other hand. Watkins and the Company may individually and collectively be referred to as a “Party” and the “Parties.”

RECITALS

A. Company is a Delaware company doing business in the State of Utah.

B. Watkins was employed by the Company as its Chief Financial Officer (“CFO”).

C. Watkins’ employment with the Company terminated on March 15, 2019 (the “Separation Date”) pursuant to Watkins’ resignation.

D. During his employment as CFO, Watkins was granted options to purchase Class A Common Stock of the Company, of which 107,604 had vested and were exercisable with 90-days of his Separation Date.

E. Watkins desires to exercise and sell all his exercisable options within the 90-day time period he can do so under the terms of his equity grant.

F. Because of his position as CFO, Watkins was an “affiliate” for purposes of Rule 144 during the past 90 days and is limited in the number of shares of the Company’s stock he can sell within 90-days from his Separation Date, and, as a consequence of this Rule, Watkins is not allowed by law to exercise and sell all of his vested options during the limited 90-day time period he can exercise his options under the terms of his equity grant.

G. Watkins desires and has asked the Company for an accommodation that would allow him the ability to exercise and sell all his vested options, or otherwise fully benefit from the vested equity granted to him.

H. The Company desires and has agreed to provide the accommodation set forth herein to which Watkins would not otherwise be entitled in exchange for Watkins’ settlement and compromise of any and all possible claims and disputes he has against the Company arising out of their relationship to date, and to provide for a General Release of any and all such claims.

AGREEMENT

1. Payment from the Company. If Watkins signs this Agreement within twenty-one (21) days of receipt and does not revoke it as set forth in Section 5, then in exchange for the promises contained in this Agreement, the Company agrees to pay Watkins a settlement amount determined by multiplying (x) the difference between (i) the closing price of the Company’s Class A Common Stock on the date he signs and returns this Agreement to the Company minus (ii) the strike price of $5.9455, by (y) the full 107,604 vested options he now can exercise, less applicable federal and state payroll tax deductions. The payment will be made in 2 equal monthly installments, with the first payment to be made no later than seven (7) business days after the Effective Date of this Agreement, as defined in Section 5, and will be subject to applicable tax withholdings, provided Watkins does not revoke this Agreement.

2. Release of All Claims by Watkins. In consideration of the payment and promises described in Section 1, which Watkins would otherwise not be entitled to except for signing this Agreement, Watkins does hereby unconditionally, irrevocably and absolutely release and discharge the Company and any related holding, parent, sister or subsidiary corporations or entities and all of their respective owners, directors, officers, employees, agents, volunteers, attorneys, insurers, divisions, successors and assigns (“Releasees”) from any and all loss, liability, claims, demands, causes of action or suits of any type, whether in law and/or in equity, whether known or unknown, related directly or indirectly, or in any way connected with any transaction, affairs or occurrences between them to date, including but not limited to Watkins’ employment at the Company, the terms of said employment, the termination of said employment, and any other conduct by the Company concerning Watkins to date. This Agreement specifically applies, without limitation, to any and all contract or tort claims, claims for wrongful termination and/or violation of public policy, wage claims, and claims arising under Title VII of the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act (“ADEA”), the Equal Pay Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the Utah Antidiscrimination Act, and any and all federal, state or local statutes, regulations or ordinances, including without limitation those governing the employment relationship and/or discrimination in employment. Without limiting the foregoing, the Option Grant Agreement under which Watkins was granted his equity in the Company is hereby canceled in accordance with Section 14(b) of the Company’s 2017 Equity Incentive Plan and no longer conveys any rights to Watkins, and Watkins expressly agrees not to exercise, or attempt to exercise, any rights under the grant document.

This Agreement does not prohibit Watkins from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission (“SEC”), the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Nothing in this Agreement requires Watkins to seek prior authorization from the Company to make any such reports or disclosures and Watkins does not need and is not required to notify the Company that he has made any such reports or disclosures. This Agreement is not intended to and does not restrict Watkins from seeking or obtaining an SEC whistleblower award.

3. No Claims Filed/Waiver of Right to Sue. Watkins represents that Watkins has not filed any claim, complaint, charge or lawsuit against Company or any other Releasee with any governmental agency or any state or federal court. Watkins agrees that neither he nor any person, organization or any other entity acting on his behalf will file, charge, claim, sue, participate in, join or cause or permit to be filed, charged or claimed, any action, claim, charge, grievance, or demand for damages or other relief (including injunctive, declaratory, monetary or other) against the Releasees with respect to the claims which are the subject of this Agreement. Notwithstanding the foregoing, nothing in this Agreement prohibits Watkins from filing a charge with the Equal Opportunity Employment Commission (“EEOC”) or participating in any investigation or proceeding conducted by the EEOC. Nothing in this Agreement shall be deemed to preclude Watkins from challenging the knowing and voluntary nature of his waiver of ADEA claims, or from challenging any breach of this Agreement.

4. Waiver of Damages. Watkins hereby waives any right to recover damages, costs, attorneys’ fees, and any other relief in any charge, proceeding or action brought against the Releasees by him or by any other party on his behalf, including without limitation the Equal Employment Opportunity Commission, or other administrative agency, asserting any claims released by Watkins herein. Notwithstanding the foregoing, Watkins does not waive rights, if any, he may have to unemployment insurance benefits or workers’ compensation benefits.

5. Older Workers’ Benefit Protection Act/ADEA Claims.

a. This section of the Agreement addresses Watkins’ release of claims arising under the ADEA, the federal law involving discrimination on the basis of age in employment (age 40 and above). This section is provided, in compliance with federal law, including but not limited to the ADEA and the Older Workers’ Benefit Protection Act of 1990, to ensure that Watkins clearly understands his rights so that any release of age discrimination claims under federal law (the ADEA) is knowing and voluntary on the part of Watkins.

b. Watkins represents, acknowledges and agrees that the Company has advised him, in writing through this subparagraph, to discuss this Agreement with an attorney, and to the extent, if any, that Watkins has desired, Watkins has done so; that the Company has given Watkins twenty-one (21) days from receipt of this Agreement to review and consider this Agreement before signing it, and Watkins understands that he may use as much of this twenty-one (21) day period as he wishes prior to signing; that no promise, representation, warranty or agreements not contained herein have been made by or with anyone to cause him to sign this Agreement; that he has read this Agreement in its entirety, and fully understands and is aware of its meaning, intent, content and legal effect; and that he is executing this release voluntarily and free of any duress or coercion.

c. The Parties acknowledge that for a period of seven (7) days following the execution of this Agreement, Watkins may revoke the ADEA release portion of the Agreement. If revocation occurs, the Agreement shall not become effective or enforceable. If revocation does not occur, the Agreement shall become effective and enforceable upon the eighth (8th) day after it has been signed by Watkins (the “Effective Date”).

d. This Agreement and its release of ADEA claims do not waive rights or claims under ADEA that may arise after the date the Agreement is executed.

e. If Watkins exercises his right to revoke the ADEA release portion of the Agreement, the Company may, at its option, either nullify this Agreement in its entirety, or keep it in effect in all respects other than as to that portion of his release of claims that Watkins has revoked. Watkins agrees and understands that if the Company chooses to nullify this Agreement in its entirety, the Company will have no further obligations under this Agreement.

6. Confidentiality of Agreement. Watkins agrees that all matters relative to this Agreement shall remain confidential. Watkins agrees that Watkins shall not disclose any information concerning this Agreement to any person who is not a party hereto, other than Watkins’ attorneys, tax advisors, or spouse. The Parties acknowledge that Watkins may disclose this Agreement and its terms pursuant to court order, agency directive, or in accordance with law. Watkins also agrees to immediately notify the Company of any requests or demands to disclose any information concerning this Agreement before any such disclosure is made pursuant to court order, agency directive, or in accordance with law. Watkins agrees to advise all persons to whom he discloses this Agreement or its terms, of his obligation of confidentiality, and, with respect to Watkins’ attorneys, tax advisors, and spouse, to extract from them a promise to be bound by this section.

7. Non-Disparagement. As a material condition of this Agreement, Watkins agrees not to disparage in any way, orally or in writing, any of the Releasees to any person or entity.

8. Cooperation. Upon reasonable request, Watkins agrees to give reasonable assistance and cooperation willingly in any matter relating to his expertise or experience as an employee or officer of the Company, as the Company may reasonably request, including but not limited to one or both of (1) providing information concerning, or assistance with, investigations, claims, litigations, matters or projects in which Watkins was involved or as to which Watkins potentially has knowledge by virtue of his employment with the Company or otherwise related to the Company’s business prior to the Separation Date and (2) Watkins’ attendance and truthful testimony where deemed appropriate by the Company, with respect to any investigation or the Company’s defense or prosecution of any existing or future claims or litigations relating to matters in which Watkins was involved or as to which Watkins potentially has knowledge by virtue of his employment with the Company or otherwise related to the Company’s business prior to the Separation Date. Watkins agrees to comply with any and all litigation holds provided to him by the Company and to produce all documents related to such litigation holds as requested by the Company. To the extent permitted by law, the Company will reimburse Watkins’ reasonable expenses incurred in connection with any travel that may be required to fulfill his obligation under this paragraph.

9. Entire Agreement. The Parties further declare and represent that no promise, inducement or agreement not herein expressed has been made to them, and that this Agreement contains the full and entire agreement between and among the Parties concerning the subject matter herein, and that the terms of this Agreement are contractual and not a mere recital. Notwithstanding the foregoing, the Parties acknowledge and agree that the Proprietary Information, Invention Assignment, and Non-Competition Agreement signed by Watkins on [*], will remain in full force and effect, to the fullest extent allowed by law, following the execution of this Agreement. Without limiting the nature of those agreements, Watkins acknowledges that the Company owns all of Watkins’s ideas, inventions and other intangible property, including but not limited to photographs and writings of Watkins, in the Company’s possession or control or created by Watkins for the Company or while employed by the Company, and the Company may fully use the same without any limitation or obligation to Watkins.

10. Knowing Agreement. Watkins has read the foregoing Agreement, knows its contents and fully understands it. Watkins further acknowledges that he has been given the opportunity to consult with his own independent legal counsel with respect to the matters referenced in this Agreement. Watkins acknowledges that he has fully discussed this Agreement with his attorney or has voluntarily chosen to sign this Agreement without consulting an attorney, fully understanding the consequences of this Agreement.

11. Applicable Law and Venue. The validity, interpretation and performance of this Agreement shall be construed and interpreted according to the substantive laws of the State of Utah. Any cause of action arising under this Agreement shall be brought in the courts located in Salt Lake County, Utah and both Parties agree to submit to the jurisdiction of those courts.

12. Attorneys’ Fees. The Parties also expressly agree that, should any action or proceeding be commenced for breach of this Agreement, the prevailing Party shall be awarded reasonable attorneys’ fees on such proceedings. The Parties further agree that, in the event Watkins commences any sort of legal proceeding or action in any court or before any tribunal alleging a claim or cause of action that is released, waived, or barred under the provisions of this Agreement, the Company shall be awarded its attorneys’ fees and costs in defending against such action or proceeding upon dismissal or judgment of the barred claim or cause of action. The Parties further agree that, in the event Watkins attempts to exercise any rights under the Options Grant Agreement that is voided by this Agreement, the Company shall be awarded its attorneys’ fees and costs in enforcing this Agreement.

13. Complete Defense. This Agreement may be pleaded as a full and complete defense against any action, suit or proceeding which may be prosecuted, instituted or attempted by either Party in breach thereof.

14. Severability. If any provision of this Agreement, or part thereof, is held invalid, void or voidable as against public policy or otherwise, the invalidity shall not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part. To this extent, the provisions, and parts thereof, of this Agreement are declared to be severable.

15. No Admission of Liability. It is understood that this Agreement is not an admission of any liability by any person, firm, association or corporation, or of any rights under any agreement, but is in compromise and settlement of disputed claims and rights.

16. Authority to Sign. Each individual signing this Agreement directly and expressly warrants that she or he has been given and has received and accepted authority to sign and execute the documents on behalf of the Party for whom it is indicated she or he has signed, and further has been expressly given and received and accepted authority to enter into a binding agreement or enter into a binding agreement on behalf of such Party with respect to the matters contained herein and as stated herein.

17. No Assignment of Claims. Watkins represents and warrants that he has not previously assigned or transferred, or attempted to assign or transfer, to any third party, any of the claims waived and released herein

18. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, legal representatives, successors and assigns.

19. Counterparts. This Agreement may be signed in counterparts. A facsimile signature shall have the same force and effect as an original signature.

20. Notices. Watkins should provide the required notices and shall return the executed Agreement, and if applicable his revocation of the Agreement, to the following representative of Purple:

Casey McGarvey

Purple Innovation, Inc.

123 E 200 N

Alpine, UT 84004

801-756-2600 x211 (office)

casey@purple.com

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the dates shown below.

Dated: May 22, 2019	/s/ Mark Watkins
Mark Watkins

Dated: May 28, 2019	/s/ Joseph B. Megibow
Joseph B. Megibow, CEO